Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 10, 2015, relating to the consolidated financial statements and financial statement schedules of Kilroy Realty, L.P. and the effectiveness of Kilroy Realty, L.P.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kilroy Realty, L.P. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 10, 2015